Exhibit 99.1
China Direct Industries in Definitive Agreement to Sell Its 51% Stake in Shanxi Pan Asia Magnesium Company for $3 Million in Cash

DEERFIELD BEACH, FL--(8/11/11) - China Direct Industries, Inc. ("China Direct Industries") (NASDAQ:CDII), a U.S. based company that sources, produces and distributes industrial products in China and the Americas in two core business segments, announced today that as of August 8, 2011 it has entered into a definitive agreement to sell its 51% stake in Shanxi Pan Asia Magnesium Company (“Pan Asia”) for $3.05 million in cash to Bloomgain Investment Company, Ltd. (“Bloomgain”), a privately held British Virgin Island company.

The agreement reached through the cooperation of Mr.  Haixin Zhao, and the other minority shareholders of Pan Asia, as a resolution to the dispute between the parties.  China Direct has withdrawn the arbitration application filed with the China International Economic and Trade Arbitration Commission and will not pursue any legal actions with regard to Pan Asia, and confirms to release Mr. Zhao Haixin, Shanxi Jinyang Coal and Coke Group Co. Ltd. and Mrs. Runlian Tian from any future claims that may have resulted from this dispute from now on.  Management anticipates the sale, which is subject to certain closing conditions, will take place in the near future and anticipates using the proceeds to expand its magnesium operations in China and its U.S. based commodities trading operations as it continues to ship iron ore to China from Mexico and begin shipments from South America.

 Commenting on the agreement Dr. James Wang, Chairman and CEO of China Direct Industries, Inc., stated "We are pleased to have reached a positive conclusion with regard to our interest in Pan Asia.  We are also pleased that we were able to resolve a dispute resulting from what we believe were numerous misunderstandings caused by certain staff members at the time of the merger and acquisition that resulted in this unfortunate situation with Mr. Zhao and the other minority shareholders.   We thank them for their help in putting our differences and those misunderstandings aside to enable us to reach this agreement with Bloomgain.   Management apologizes for any difficulties experienced by them during the time of our misunderstanding, we wish them well in their future business endeavors and look forward to exploring further business opportunities with Mr. Zhao in the future.  We are pleased to recover a significant portion of a previously written off investment in Pan Asia as we continue to execute on our business plan and achieve substantial growth in our magnesium and basic materials operations both in China and the U.S.”

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ:CDII), is a U.S. based holding company with operations in China and the Americas, focusing on pure magnesium production, distribution of basic materials and metal ores, and cross border corporate advisory services. Headquartered in Deerfield Beach, Florida with corporate offices in Shanghai, China Direct Industries’ unique infrastructure provides a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbour provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations concerning the expected closing on the sale of our interest in Pan Asia and our ability to execute on our business plan in our magnesium and basic materials segment.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Report on Form 10-K for the fiscal year ended September 30, 2010.

Contact Information:

China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: richard.galterio@cdii.net
lillian.wong@cdii.net